                                                             Exhibit 23.1





                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Schuff International, Inc. 1999 Employee Stock Purchase Plan (as amended) of our report dated February 15, 2002, with respect to the consolidated financial statements of Schuff International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP



Phoenix, Arizona
May 30, 2002